4Q 2018 Earnings Release and Supplemental Information

Quarter Ended December 31, 2018

CyrusOne Investor Relations

CyrusOne®

4Q 2018 Earnings Release and Supplemental Information

Table of Contents

Earnings Release…………………………………………………………………………………..	3
Company Profile and Analyst Coverage……………………………………………………………	8
Summary of Financial Data……………………………………………………………………….	9
Condensed Consolidated Statements of Operations………………………………………………..	10
Condensed Consolidated Balance Sheets…………………………………………………………	11
Condensed Consolidated Statements of Operations (5 quarters)…………………………………….	12
Condensed Consolidated Balance Sheets (5 quarters)………………………………………………..	13
Condensed Consolidated Statements of Cash Flow…………………………………………………	14
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI………………………..	15
Reconciliation of Net Income (Loss) to FFO and Normalized FFO…………………………………	16
Market Cap Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary……….	17
Colocation Square Footage (CSF) and CSF Leased………………………………………………..	18
2019 Guidance……………………………………………………………………………………..	19
Data Center Portfolio……………………………………………………………………………….	20
NRSF Under Development and Land Available for Future Development……………………………	22
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers……….	23
Customer Sector Diversification…………………………………………………………………..	24
Lease Distribution………………………………………………………………………………….	25
Lease Expirations…………………………………………………………………………………..	26

Quarter Ended December 31, 2018

CyrusOne.

Exhibit 99.1
CyrusOne Reports Fourth Quarter and Full Year 2018 Earnings
4Q’18 Year-over-Year Revenue Growth of 23%
Record Leasing Year with $153 Million in Annualized GAAP Revenue Signed, up 45% vs. 2017

DALLAS (February 20, 2019) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced fourth quarter and full year 2018 earnings.

Highlights

Category	4Q’18	% Change vs. 4Q’17	FY’18	% Change vs. FY’17
Revenue	$221.3 million	23%	$821.4 million	22%
Net income / (loss)	$(105.8) million	n/m	$1.2 million	n/m
Adjusted EBITDA	$121.2 million	16%	$452.1 million	22%
Normalized FFO	$90.9 million	16%	$332.3 million	19%
Net income / (loss) per diluted share	$(1.00)	n/m	$—	n/m
Normalized FFO per diluted share	$0.86	2%	$3.31	6%

•	Leased 7 megawatts (“MW”) and 41,000 colocation square feet (“CSF”) in the fourth quarter, totaling $20 million in annualized GAAP revenue

–	For full year 2018, signed more than 1,900 leases totaling 103 MW and 686,000 CSF, representing $153 million in annualized GAAP revenue, all of which were full year company records

•	Backlog of $54 million in annualized GAAP revenue as of the end of the fourth quarter, representing nearly $550 million in total contract value

•	Added three Fortune 1000 companies as new customers, increasing the total number of Fortune 1000 customers to 211 as of the end of the quarter

•	Acquired approximately 16 acres of land for development of a campus at PolanenPark location near the Amsterdam metropolitan area with up to 72 MW of power capacity

–
Subsequent to the end of the quarter, acquired 22 acres of land in San Antonio with up to 120 MW of power capacity and 8 acres of land in Santa Clara with up to 48 MW of power capacity to support growth in those markets

•
Announced a $12 million investment in exchange for a 10% equity interest in ODATA Brasil S.A. and ODATA Colombia S.A.S. (collectively “ODATA”), a leading data center provider in Brazil, the largest and fastest-growing data center market in Latin America

•	Completed settlement of forward sale agreement, issuing 2.5 million shares of common stock in exchange for net proceeds of approximately $148 million

“2018 was a tremendous year with continued strong growth, record leasing that was up nearly 50% over 2017, expansion of our portfolio to the West Coast and into Europe, and the development of a solution for our customers in Brazil,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We are working hard to position the company to better serve our customers around the world, capitalizing on the significant value creation opportunity ahead of us and delivering strong growth in the coming years in what is still a very early stage for the industry.”
Fourth Quarter 2018 Financial Results

Revenue was $221.3 million for the fourth quarter, compared to $180.5 million for the same period in 2017, an increase of 23%. The increase in revenue was driven primarily by a 24% increase in occupied CSF from organic growth and the Zenium acquisition, as well as additional interconnection services.

Net loss was $(105.8) million for the fourth quarter, compared to net income of $2.8 million in the same period in 2017. Net loss for the fourth quarter included a $(96.7) million unrealized loss on the Company’s equity investment in GDS Holdings Limited (“GDS”), a leading data center provider in China, due to a decrease in GDS’s share price during the quarter. Net loss per diluted common share1 was $(1.00) in the fourth quarter of 2018, compared to net income of $0.03 per diluted common share in the same period in 2017.

Net operating income (NOI)2 was $143.3 million for the fourth quarter, compared to $120.3 million in the same period in 2017, an increase of 19%. Adjusted EBITDA3 was $121.2 million for the fourth quarter, compared to $104.2 million in the same period in 2017, an increase of 16%.

Normalized Funds From Operations (Normalized FFO)4 was $90.9 million for the fourth quarter, compared to $78.4 million in the same period in 2017, an increase of 16%. Normalized FFO per diluted common share was $0.86 in the fourth quarter of 2018, an increase of 2% over fourth quarter 2017.

Leasing Activity

CyrusOne leased approximately 7 MW of power and 41,000 CSF in the fourth quarter, representing $1.7 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $20.1 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 73 months (6.1 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 57 months (taking into account the impact of the backlog). Recurring rent churn6 for the fourth quarter was 0.8%, compared to 1.1% for the same period in 2017.

Portfolio Development and CSF Leased

In the fourth quarter, the Company completed construction on 144,000 CSF and 52 MW of power capacity across six projects in Northern Virginia, Dallas, the New York Metro area, Frankfurt, and London. CSF leased7 as of the end of the fourth quarter was 92% for stabilized properties8 and 88% overall. In addition, the Company has development projects underway in Northern Virginia, Dallas, the New York Metro area, Raleigh-Durham, Phoenix, Austin, Frankfurt, London, and Amsterdam that are expected to add approximately 439,000 CSF and 126 MW of power capacity.

Balance Sheet and Liquidity

As of December 31, 2018, the Company had gross asset value9 totaling approximately $6.6 billion, an increase of approximately 30% over gross asset value as of December 31, 2017. CyrusOne had $2.64 billion of long-term debt10, $64.4 million of cash and cash equivalents, and $1.55 billion available under its unsecured revolving credit facility as of December 31, 2018. Net debt10 was $2.61 billion as of December 31, 2018, representing approximately 31% of the Company's total enterprise value as of December 31, 2018 of $8.3 billion, or 5.4x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $1.61 billion as of December 31, 2018.

Dividend

On October 30, 2018, the Company announced a dividend of $0.46 per share of common stock for the fourth quarter of 2018. The dividend was paid on January 11, 2019, to stockholders of record at the close of business on January 2, 2019.

Additionally, today the Company is announcing a dividend of $0.46 per share of common stock for the first quarter of 2019. The dividend will be paid on April 12, 2019, to stockholders of record at the close of business on March 29, 2019.

Guidance

CyrusOne is issuing guidance for full year 2019. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	2018 Results	2018 Results Adjusted for ASC 842(1)	2019 Guidance
Total Revenue	$821 million	$821 million	$960 - 1,000 million
Lease and Other Revenues from Customers	$717 million	$717 million	$835 - 865 million
Metered Power Reimbursements	$104 million	$104 million	$125 - 135 million
Adjusted EBITDA	$452 million	$435 million	$500 - 525 million
Normalized FFO per diluted common share	$3.31	$3.22	$3.10 - 3.20
Capital Expenditures	$866 million	$866 million	$950 - 1,100 million
Development(2)	$855 million	$855 million	$940 - 1,085 million
Recurring	$11 million	$11 million	$10 - 15 million

(1)ASC 842 refers to Accounting Standards Codification Topic 842 - Leases, issued by the Financial Accounting Standards Board to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The Company is adopting ASC 842 effective January 1, 2019. The adjusted 2018 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. Adjusted EBITDA for 2018 decreased by $17 million due to higher operating lease expense. Normalized FFO per diluted common share decreased by $0.09 due to higher operating lease expense, partially offset by lower interest expense. The adjusted 2018 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 2019 guidance.
(2)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	Morgan Stanley Technology, Media & Telecom Conference on February 25-28 in San Francisco, CA

•	Raymond James Institutional Investors Conference on March 4-6 in Orlando, FL

•	Deutsche Bank Media, Internet and Telecom Conference on March 11-13 in Palm Beach, FL

Conference Call Details

CyrusOne will host a conference call on February 21, 2019, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the fourth quarter of 2018. A live webcast of the conference call and the presentation to be made during the call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on February 21, 2019, through March 7, 2019. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10127497.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason other than as required by law.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

On January 1, 2018, we adopted the new accounting standard with respect to revenue recognition. See “Note 2. Summary of Significant Accounting Policies” and “Note 3, Revenue Recognition” in our financial statements included in our Form 10-Q for the quarter ended March 31, 2018 and in our subsequent filings for additional information. We have adopted the new standard using the modified retrospective transition method, where financial statement presentations prior to the date of adoption are not adjusted. Accordingly, all information related to periods prior to 2018 have not been adjusted, including non-GAAP measurements.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, and NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to pay dividends. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.
1Net income / (loss) per diluted common share is defined as net income / (loss) divided by the weighted average diluted common shares outstanding for the period, which were 105.5 million for the fourth quarter of 2018.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as revenue less property operating expenses, each of which are presented in the accompanying consolidated statements of operations and/or net income (loss), which is presented in the accompanying consolidated statements of operations, adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, impairment losses, interest expense, unrealized (gain) loss on marketable equity securities, loss on early extinguishment of debt, income tax expense and other special items as appropriate. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to revenue and to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, income tax expense, depreciation and amortization, impairment losses and loss on disposals, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, unrealized (gain) loss on marketable equity investment and other special items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and asset impairments and loss on disposal. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts

("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; unrealized (gain) loss on marketable equity investment; new accounting standards and regulatory compliance and the related system implementation costs; amortization of trade names, transaction, acquisition and other integration expenses; severance and management transition costs; legal claim costs and other special items as appropriate. The Company believes its Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization and real estate impairments, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the contract has commenced billing) by total CSF. CSF leased differs from CSF Occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 211 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 48 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
# # #

Investor Relations:
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including 211 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 48 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	John Gould, EVP & Chief Commercial Officer
Dallas, Texas 75201	Tesh Durvasula, EVP & President, Europe	Kellie Teal-Guess, EVP & Chief People Officer
Phone: (972) 350-0060	Diane Morefield, EVP & Chief Financial Officer	Robert Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com	Kevin Timmons, EVP & Chief Technology Officer	John Hatem, EVP Design, Construction & Operations
Jonathan Schildkraut, EVP & Chief Strategy Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	December 31,	September 30,	December 31,	Growth %
	2018	2018	2017	Yr/Yr
Revenue	$221.3	$206.6	$180.5	23%
Net operating income	143.3	128.9	120.3	19%
Net income (loss)	(105.8)	(42.4)	2.8	n/m
Funds from Operations ("FFO") - Nareit defined	(10.3)	39.5	71.7	n/m
Normalized Funds from Operations ("Normalized FFO")	90.9	78.5	78.4	16%
Weighted average number of common shares outstanding - diluted for Normalized FFO	106.1	99.5	93.5	13%
Income (loss) per share - basic	$(1.00)	$(0.43)	$0.03	n/m
Income (loss) per share - diluted	$(1.00)	$(0.43)	$0.03	n/m
Normalized FFO per diluted common share	$0.86	$0.79	$0.84	2%
Adjusted EBITDA	$121.2	$110.8	$104.2	16%
Adjusted EBITDA as a % of Revenue	54.8%	53.6%	57.7%	(2.9	) pts

	As of
	December 31,	September 30,	December 31,	Growth %
	2018	2018	2017	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$5,347.5	$5,093.2	$3,840.8	39%
Accumulated depreciation	(1,054.5)	(973.4)	(782.4)	35%
Total investment in real estate, net	4,293.0	4,119.8	3,058.4	40%
Cash and cash equivalents	64.4	61.0	151.9	(58)%
Market value of common equity	5,728.5	6,709.9	5,723.1	—%
Long-term debt	2,643.0	2,595.6	2,100.0	26%
Net debt	2,612.0	2,571.5	1,958.2	33%
Total enterprise value	8,340.5	9,281.4	7,681.3	9%
Net debt to LQA Adjusted EBITDA(a)	5.4x	5.4x	4.7x	0.7x

Dividend Activity
Dividends per share	$0.46	$0.46	$0.42	10%

Portfolio Statistics
Data centers	48	47	45	7%
Stabilized CSF (000)	3,540	3,396	2,653	33%
Stabilized CSF % leased	92%	91%	93%	(1) pts
Total CSF (000)	3,819	3,674	3,267	17%
Total CSF % leased	88%	86%	83%	5 pts
Total NRSF (000)	6,726	6,527	5,717	18%

(a)
September 30, 2018 period adjusted to reflect a full quarter Adjusted EBITDA contribution from the Zenium data centers based on September results and the pro forma impact of equity proceeds assuming settlement under the forward sale agreement.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2018	2017	$	%	2018	2017	$	%
Revenue:
Lease and other revenues from customers	$192.2	$161.6	$30.6	19%	$717.4	$602.4	$115.0	19%
Metered power reimbursements	29.1	18.9	10.2	54%	104.0	69.6	34.4	49%
Revenue	$221.3	$180.5	$40.8	23%	$821.4	$672.0	149.4	22%
Operating expenses:
Property operating expenses	78.0	60.2	17.8	30%	292.4	235.1	57.3	24%
Sales and marketing	5.6	3.9	1.7	44%	19.6	17.0	2.6	15%
General and administrative	23.4	16.4	7.0	43%	80.6	67.0	13.6	20%
Depreciation and amortization	97.9	70.8	27.1	38%	334.1	258.9	75.2	29%
Transaction, acquisition, integration and other related expenses	1.6	5.3	(3.7)	(70)%	5.0	11.9	(6.9)	(58)%
Impairment losses	—	—	—	n/m	—	58.0	(58.0)	n/m
Total operating expenses	206.5	156.6	49.9	32%	731.7	647.9	83.8	13%
Operating income	14.8	23.9	(9.1)	n/m	89.7	24.1	65.6	n/m
Interest expense	(25.3)	(20.1)	(5.2)	26%	(94.7)	(68.1)	(26.6)	39%
Unrealized gain (loss) on marketable equity investment	(96.7)	—	(96.7)	n/m	9.9	—	9.9	n/m
Loss on early extinguishment of debt	—	—	—	n/m	(3.1)	(36.5)	33.4	(92)%
Net income (loss) before income taxes	(107.2)	3.8	(111.0)	n/m	1.8	(80.5)	82.3	n/m
Income tax expense	1.4	(1.0)	2.4	n/m	(0.6)	(3.0)	2.4	(80)%
Net income (loss)	$(105.8)	$2.8	$(108.6)	n/m	$1.2	$(83.5)	$84.7	n/m
Income (loss) per share - basic	$(1.00)	$0.03	$(1.03)	n/m	$—	$(0.95)	$0.95	n/m
Income (loss) per share - diluted	$(1.00)	$0.03	$(1.03)	n/m	—	$(0.95)	$0.95	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2018	2017	$	%
Assets
Investment in real estate:
Land	$118.5	$104.6	$13.9	13%
Buildings and improvements	1,677.5	1,371.4	306.1	22%
Equipment	2,630.2	1,813.9	816.3	45%
Gross operating real estate	4,426.2	3,289.9	1,136.3	35%
Less accumulated depreciation	(1,054.5)	(782.4)	(272.1)	35%
Net operating real estate	3,371.7	2,507.5	864.2	34%
Construction in progress, including land under development	744.9	487.1	257.8	53%
Land held for future development	176.4	63.8	112.6	n/m
Total investment in real estate, net	4,293.0	3,058.4	1,234.6	40%
Cash and cash equivalents	64.4	151.9	(87.5)	(58)%
Rent and other receivables, net	106.2	87.2	19.0	22%
Equity investment	198.1	175.6	22.5	13%
Goodwill	455.1	455.1	—	—%
Intangible assets, net	235.7	203.0	32.7	16%
Other assets	240.0	180.9	59.1	33%
Total assets	$5,592.5	$4,312.1	$1,280.4	30%
Liabilities and equity
Debt, net	$2,624.7	$2,089.4	$535.3	26%
Capital lease obligations	33.4	10.1	23.3	n/m
Lease financing arrangements	123.3	131.9	(8.6)	(7)%
Construction costs payable	195.3	115.5	79.8	69%
Accounts payable and accrued expenses	121.3	97.9	23.4	24%
Dividends payable	51.0	41.8	9.2	22%
Deferred revenue and prepaid rents	148.6	111.6	37.0	33%
Deferred tax liability	68.9	—	68.9	n/m
Total liabilities	3,366.5	2,598.2	768.3	30%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 108,329,314 and 96,137,874 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1.1	1.0	0.1	—%
Additional paid in capital	2,837.4	2,125.6	711.8	33%
Accumulated deficit	(600.2)	(486.9)	(113.3)	23%
Accumulated other comprehensive income (loss)	(12.3)	74.2	(86.5)	n/m
Total stockholders’ equity	2,226.0	1,713.9	512.1	30%
Total liabilities and equity	$5,592.5	$4,312.1	$1,280.4	30%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Revenue:
Lease and other revenues from customers	$192.2	$177.6	$172.4	$175.2	$161.6
Metered power reimbursements	29.1	29.0	24.5	21.4	18.9
Revenue	221.3	206.6	196.9	196.6	180.5
Operating expenses:
Property operating expenses	78.0	77.7	68.9	67.8	60.2
Sales and marketing	5.6	4.3	4.4	5.3	3.9
General and administrative	23.4	19.3	18.6	19.3	16.4
Depreciation and amortization	97.9	84.0	77.6	74.6	70.8
Transaction, acquisition, integration and other related expenses	1.6	1.1	0.4	1.9	5.3
Impairment losses	—	—	—	—	—
Total operating expenses	206.5	186.4	169.9	168.9	156.6
Operating income	14.8	20.2	27.0	27.7	23.9
Interest expense	(25.3)	(25.8)	(22.8)	(20.8)	(20.1)
Unrealized gain (loss) on marketable equity investment	(96.7)	(36.6)	102.7	40.5	—
Loss on early extinguishment of debt	—	—	—	(3.1)	—
Net income (loss) before income taxes	(107.2)	(42.2)	106.9	44.3	3.8
Income tax expense	1.4	(0.2)	(1.0)	(0.8)	(1.0)
Net income (loss)	$(105.8)	$(42.4)	$105.9	$43.5	$2.8
Income (loss) per share - basic	$(1.00)	$(0.43)	$1.07	$0.45	$0.03
Income (loss) per share - diluted	$(1.00)	$(0.43)	$1.06	$0.45	$0.03

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Assets
Investment in real estate:
Land	$118.5	$125.2	$107.4	$104.6	$104.6
Buildings and improvements	1,677.5	1,587.3	1,461.1	1,400.8	1,371.4
Equipment	2,630.2	2,452.5	2,050.3	1,959.5	1,813.9
Gross operating real estate	4,426.2	4,165.0	3,618.8	3,464.9	3,289.9
Less accumulated depreciation	(1,054.5)	(973.4)	(900.3)	(836.4)	(782.4)
Net operating real estate	3,371.7	3,191.6	2,718.5	2,628.5	2,507.5
Construction in progress, including land under development	744.9	738.6	452.6	435.3	487.1
Land held for future development	176.4	189.6	74.2	54.4	63.8
Total investment in real estate, net	4,293.0	4,119.8	3,245.3	3,118.2	3,058.4
Cash and cash equivalents	64.4	61.0	116.2	228.7	151.9
Rent and other receivables, net	106.2	104.5	87.7	93.1	87.2
Equity investment	198.1	282.2	318.8	216.1	175.6
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	235.7	248.4	190.5	196.8	203.0
Other assets	240.0	222.1	215.1	190.3	180.9
Total assets	$5,592.5	$5,493.1	$4,628.7	$4,498.3	$4,312.1
Liabilities and equity
Debt, net	$2,624.7	$2,576.2	$2,179.5	$2,178.3	$2,089.4
Capital lease obligations	33.4	36.9	14.9	15.9	10.1
Lease financing arrangements	123.3	125.8	127.8	131.3	131.9
Construction costs payable	195.3	160.5	113.3	89.0	115.5
Accounts payable and accrued expenses	121.3	96.8	91.4	66.7	97.9
Dividends payable	51.0	49.7	46.5	46.4	41.8
Deferred revenue and prepaid rents	148.6	139.5	127.1	116.1	111.6
Deferred tax liability	68.9	68.7	—	—	—
Total liabilities	3,366.5	3,254.1	2,700.5	2,643.7	2,598.2
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 108,329,314 and 96,137,874 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1.1	1.1	1.0	1.0	1.0
Additional paid in capital	2,837.4	2,685.3	2,281.5	2,268.0	2,125.6
Accumulated deficit	(600.2)	(444.3)	(353.0)	(413.1)	(486.9)
Accumulated other comprehensive income (loss)	(12.3)	(3.1)	(1.3)	(1.3)	74.2
Total stockholders' equity	2,226.0	2,239.0	1,928.2	1,854.6	1,713.9
Total liabilities and equity	$5,592.5	$5,493.1	$4,628.7	$4,498.3	$4,312.1

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Cash flows from operating activities:
Net income (loss)	$1.2	$(83.5)	$(105.8)	$2.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	334.1	258.9	97.9	70.8
Interest expense amortization, net	4.0	4.2	1.0	0.8
Stock-based compensation expense	17.5	14.7	4.5	3.1
Provision for bad debt expense	2.6	0.2	2.0	(0.3)
Unrealized (gain) loss on marketable equity investment	(9.9)	—	96.7	—
Loss on early extinguishment of debt	3.1	36.5	—	—
Impairment losses	—	58.0	—	—
Other	(0.6)	1.5	(0.6)	0.2
Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(80.2)	(64.3)	(24.8)	(10.6)
Accounts payable and accrued expenses	3.0	29.3	26.4	25.8
Deferred revenue and prepaid rents	34.5	34.0	9.1	6.8
Net cash provided by operating activities	309.3	289.5	106.4	99.4
Cash flows from investing activities:
Asset acquisitions, primarily real estate, net of cash acquired	(462.8)	(492.3)	(1.0)	—
Investment in real estate	(865.7)	(914.5)	(234.5)	(205.4)
Equity investment	(12.6)	(100.0)	(12.6)	(100.0)
Net cash used in investing activities	(1,341.1)	(1,506.8)	(248.1)	(305.4)
Cash flows from financing activities:
Issuance of common stock, net	699.6	705.7	147.7	296.9
Dividends paid	(181.1)	(145.7)	(48.8)	(38.3)
Proceeds from debt, net	1,988.3	2,558.4	323.2	612.4
Payments on debt	(1,547.4)	(1,749.8)	(274.7)	(537.7)
Payments on capital lease obligations and lease financing arrangements	(9.5)	(9.8)	(1.7)	(2.5)
Interest paid by lenders on the issuance of the senior notes	—	2.7	—	2.7
Tax payment upon exercise of equity awards	(5.2)	(6.9)	(0.1)	(0.3)
Net cash provided by financing activities	944.7	1,354.6	145.6	333.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.4)	—	(0.5)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(87.5)	137.3	3.4	127.2
Cash, cash equivalents and restricted cash at beginning of period	151.9	14.6	61.0	24.7
Cash, cash equivalents and restricted cash at end of period	$64.4	$151.9	$64.4	$151.9

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized of $24.4 million and $17.0 million in 2018 and 2017, respectively	$115.4	$68.8	$16.9	$10.6
Cash paid for income taxes	3.4	2.2	0.1	0.3
Capitalized interest	24.4	17.0	8.5	4.6
Non-cash investing and financing activities:
Construction costs and other payables	195.3	115.5	195.3	115.5
Dividends payable	51.0	41.8	51.0	41.8
Debt assumed in asset acquisition	86.3	—	—	—
Capital lease obligation assumed	25.0	2.2	—	—

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2017	$	%	2018	2018	2018	2018	2017
Net Operating Income
Revenue	$821.4	$672.0	$149.4	22%	$221.3	$206.6	$196.9	$196.6	$180.5
Property operating expenses	292.4	235.1	57.3	24%	78.0	77.7	68.9	67.8	60.2
Net Operating Income (NOI)	$529.0	$436.9	$92.1	21%	$143.3	$128.9	$128.0	$128.8	$120.3
NOI as a % of Revenue	64.4%	65.0%			64.8%	62.4%	65.0%	65.5%	66.6%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$1.2	$(83.5)	$84.7	n/m	$(105.8)	$(42.4)	$105.9	$43.5	$2.8
Interest expense	94.7	68.1	26.6	39%	25.3	25.8	22.8	20.8	20.1
Income tax expense	0.6	3.0	(2.4)	(80)%	(1.4)	0.2	1.0	0.8	1.0
Depreciation and amortization	334.1	258.9	75.2	29%	97.9	84.0	77.6	74.6	70.8
Impairment losses and loss on disposals	—	58.0	(58.0)	n/m	—	—	—	—	0.2
EBITDA (Nareit definition)(a)	$430.6	$304.5	126.1	41%	$16.0	$67.6	$207.3	$139.7	$94.9

Transaction, acquisition, integration and other related expenses	4.8	11.9	(7.1)	(60)%	1.4	1.1	0.4	1.9	5.1
Legal claim costs	0.6	1.1	(0.5)	(45)%	0.2	0.1	0.1	0.2	—
Stock-based compensation expense	17.5	14.7	2.8	19%	4.5	4.6	4.5	3.9	3.1
Severance and management transition costs	2.3	0.5	1.8	n/m	1.6	—	—	0.7	—
Loss on early extinguishment of debt	3.1	36.5	(33.4)	n/m	—	—	—	3.1	—
New accounting standards and regulatory compliance and the related system implementation costs	3.0	2.4	0.6	25%	0.7	0.8	1.0	0.5	1.1
Unrealized (gain) loss on marketable equity investment	(9.9)	—	(9.9)	n/m	96.7	36.6	(102.7)	(40.5)	—
Other expenses	0.1	—	0.1	n/m	0.1	—	—	—	—
Adjusted EBITDA	$452.1	$371.6	80.5	22%	$121.2	$110.8	$110.6	$109.5	$104.2
Adjusted EBITDA as a % of Revenue	55.0%	55.3%			54.8%	53.6%	56.2%	55.7%	57.7%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax expense, depreciation and amortization plus impairment losses and loss on disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%
Net Income (Loss)	$(105.8)	$2.8	$(108.6)	n/m	$1.2	$(83.5)	$84.7	n/m
Sales and marketing expenses	5.6	3.9	1.7	44%	19.6	17.0	2.6	15%
General and administrative expenses	23.4	16.4	7.0	43%	80.6	67.0	13.6	20%
Depreciation and amortization expenses	97.9	70.8	27.1	38%	334.1	258.9	75.2	29%
Transaction, acquisition, integration and other related expenses	1.6	5.1	(3.5)	(69)%	5.0	11.9	(6.9)	(58)%
Impairment losses and loss on disposal	—	0.2	(0.2)	n/m	—	58.0	(58.0)	n/m
Interest expense	25.3	20.1	5.2	26%	94.7	68.1	26.6	39%
Unrealized (gain) loss on marketable equity investment	96.7	—	96.7	n/m	(9.9)	—	(9.9)	n/m
Loss on early extinguishment of debt	—	—	—	—%	3.1	36.5	(33.4)	(92)%
Income tax expense	(1.4)	1.0	(2.4)	n/m	0.6	3.0	(2.4)	(80)%
Net Operating Income	$143.3	$120.3	$23.0	19%	$529.0	$436.9	$92.1	21%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2017	$	%	2018	2018	2018	2018	2017
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$1.2	$(83.5)	$84.7	n/m	$(105.8)	$(42.4)	$105.9	$43.5	$2.8
Real estate depreciation and amortization	325.5	250.6	74.9	30%	95.5	81.9	75.6	72.5	68.9
Impairment losses	—	58.0	(58.0)	n/m	—	—	—	—	—
Funds from Operations ("FFO") - Nareit defined	$326.7	$225.1	$101.6	45%	$(10.3)	$39.5	$181.5	$116.0	$71.7

Loss on early extinguishment of debt	3.1	36.5	(33.4)	n/m	—	—	—	3.1	—
Unrealized (gain) loss on marketable equity investment	(9.9)	—	(9.9)	n/m	96.7	36.6	(102.7)	(40.5)	—
New accounting standards and regulatory compliance and the related system implementation costs	3.0	2.4	0.6	n/m	0.7	0.8	1.0	0.5	1.1
Amortization of tradenames	1.7	1.4	0.3	21%	0.6	0.4	0.4	0.3	0.3
Transaction, acquisition, integration and other related expenses	4.8	11.9	(7.1)	(60)%	1.4	1.1	0.4	1.9	5.3
Severance and management transition costs	2.3	0.5	1.8	n/m	1.6	—	—	0.7	—
Legal claim costs	0.6	1.1	(0.5)	(45)%	0.2	0.1	0.1	0.2	—
Normalized Funds from Operations (Normalized FFO)	$332.3	$278.9	$53.4	19%	$90.9	$78.5	$80.7	$82.2	$78.4
Normalized FFO per diluted common share	$3.31	$3.12	$0.19	6%	$0.86	$0.79	$0.81	$0.85	$0.84
Weighted average diluted common shares outstanding	100.4	89.4	11.0	12%	106.1	99.5	99.4	96.6	93.5

Additional Information:
Amortization of deferred financing costs and bond premium	4.0	4.3	(0.3)	(7)%	1.1	1.1	1.1	0.7	0.9
Stock-based compensation expense	17.5	14.7	2.8	19%	4.5	4.6	4.5	3.9	3.1
Non-real estate depreciation and amortization	6.9	6.9	—	n/m	1.8	1.7	1.6	1.8	1.6
Straight line rent adjustments(a)	(27.7)	(32.5)	4.8	(15)%	(8.9)	(5.8)	(5.8)	(7.2)	(7.4)
Deferred revenue, primarily installation revenue(b)	29.3	23.3	6.0	26%	16.1	7.6	2.4	3.2	3.8
Leasing commissions	(16.7)	(17.3)	0.6	(3)%	(6.5)	(3.3)	(3.7)	(3.2)	(3.5)
Recurring capital expenditures	(10.5)	(4.4)	(6.1)	n/m	(2.1)	(3.7)	(2.3)	(2.4)	(1.6)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary
(Unaudited)
Market Capitalization (as of December 31, 2018)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of December 31, 2018	Market Value Equivalents (in millions)
Common shares	108,329,314	$52.88	$5,728.5
Net Debt			2,612.0
Total Enterprise Value (TEV)			$8,340.5
Reconciliation of Net Debt

	December 31,	September 30,
(dollars in millions)	2018	2018
Long-term debt(a)	$2,643.0	$2,595.6
Capital lease obligations	33.4	36.9
Less:
Cash and cash equivalents	(64.4)	(61.0)
Net Debt	$2,612.0	$2,571.5

(a)Excludes adjustment for deferred financing costs and bond premiums.
Debt Schedule (as of December 31, 2018)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)	$143.0	E + 145bps(b)	March 2023(c)
Revolving credit facility - USD	—	L + 145bps	March 2023(c)
Term loan	1,000.0	L + 140bps(d)	March 2023
Term loan	300.0	L + 170bps(e)	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(f)	$2,643.0	4.38%

Weighted average term of debt:	5.5	years

(a)	Amount outstanding is USD equivalent of €125 million.

(b)	Interest rate as of December 31, 2018: 1.45%.

(c)	Assuming exercise of one-year extension option.

(d)	Interest rate as of December 31, 2018: 3.92%.

(e)	Interest rate as of December 31, 2018: 4.23%.

(f)	Excludes adjustment for deferred financing costs.

Interest Summary	Three Months Ended
	December 31,	September 30,	December 31,	Growth %
(dollars in millions)	2018	2018	2017	Yr/Yr
Interest expense and fees	$32.7	$30.2	$23.8	37%
Amortization of deferred financing costs and bond premium	1.1	1.1	0.9	22%
Capitalized interest	(8.5)	(5.5)	(4.6)	85%
Total interest expense	$25.3	$25.8	$20.1	26%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of December 31, 2018		As of September 30, 2018		As of December 31, 2017
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	881	96%	780	94%	640	79%
Dallas	621	70%	621	69%	506	85%
Phoenix	509	100%	509	100%	509	91%
Cincinnati	402	92%	402	93%	404	91%
Houston	308	73%	308	74%	308	74%
San Antonio	300	100%	300	100%	273	88%
New York Metro	218	86%	218	83%	218	82%
Chicago	213	69%	213	67%	213	64%
Austin	106	80%	106	78%	106	67%
Raleigh-Durham	76	97%	76	88%	76	88%
Total - Domestic	3,633	87%	3,533	86%	3,253	83%
Frankfurt	98	99%	62	98%	—	—%
London	84	99%	77	99%	10	94%
Singapore	3	22%	3	22%	3	22%
Total - International	185	98%	142	97%	13	76%
Total - Portfolio	3,819	88%	3,674	86%	3,267	83%
Stabilized Properties(c)	3,540	92%	3,396	91%	2,653	93%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2019 Guidance

2018 Results Adjusted
Category	2018 Results	for ASC 842(1)	2019 Guidance
Total Revenue	$821 million	$821 million	$960 - 1,000 million
Lease and Other Revenues from Customers	$717 million	$717 million	$835 - 865 million
Metered Power Reimbursements	$104 million	$104 million	$125 - 135 million
Adjusted EBITDA	$452 million	$435 million	$500 - 525 million
Normalized FFO per diluted common share	$3.31	$3.22	$3.10 - 3.20
Capital Expenditures	$866 million	$866 million	$950 - 1,100 million
Development(2)	$855 million	$855 million	$940 - 1,085 million
Recurring	$11 million	$11 million	$10 - 15 million

(1)ASC 842 refers to Accounting Standards Codification Topic 842 - Leases, issued by the Financial Accounting Standards Board to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The Company is adopting ASC 842 effective January 1, 2019. The adjusted 2018 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. Adjusted EBITDA for 2018 decreased by $17 million due to higher operating lease expense. Normalized FFO per diluted common share decreased by $0.09 due to higher operating lease expense, partially offset by lower interest expense. The adjusted 2018 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 2019 guidance.
(2)Development capital expenditures include the acquisition of land for future development.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures)
or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$75,701	305	88%	89%	82	44%	111	498	—	44
Northern Virginia - Sterling V	Northern Virginia	42,039	383	83%	92%	11	100%	138	532	64	57
Houston - Houston West I	Houston	41,911	112	97%	97%	11	100%	37	161	3	28
Northern Virginia - Sterling II	Northern Virginia	35,853	159	100%	100%	9	100%	55	223	—	30
Cincinnati - 7th Street***	Cincinnati	33,493	197	91%	92%	6	61%	175	378	46	16
San Antonio III	San Antonio	30,781	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	29,786	97	85%	92%	27	89%	89	213	203	13
Chicago - Aurora I	Chicago	27,797	113	98%	98%	34	100%	223	371	27	71
Dallas - Lewisville*	Dallas	27,050	114	76%	83%	11	84%	54	180	—	21
Totowa - Madison**	New York Metro	26,469	51	89%	92%	22	100%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	24,322	65	99%	100%	45	79%	53	163	65	14
Wappingers Falls I**	New York Metro	23,705	37	92%	92%	20	99%	15	72	—	3
Frankfurt I	Frankfurt	21,973	53	97%	97%	8	91%	57	118	—	18
San Antonio I	San Antonio	21,586	44	100%	100%	6	83%	46	96	11	12
Phoenix - Chandler VI	Phoenix	21,190	148	99%	99%	6	100%	32	186	10	24
Houston - Houston West II	Houston	20,822	80	77%	77%	4	79%	55	139	11	12
Phoenix - Chandler II	Phoenix	20,501	74	100%	100%	6	38%	26	105	—	12
Northern Virginia - Sterling I	Northern Virginia	19,878	78	100%	100%	6	81%	49	132	—	12
Phoenix - Chandler I	Phoenix	19,456	74	100%	100%	35	12%	39	147	31	16
Phoenix - Chandler III	Phoenix	18,548	68	100%	100%	2	—%	30	101	—	14
Raleigh-Durham I	Raleigh-Durham	18,522	76	92%	97%	13	100%	82	171	246	12
Northern Virginia - Sterling III	Northern Virginia	18,172	79	100%	100%	7	100%	34	120	—	15
Austin III	Austin	16,427	62	67%	69%	15	98%	21	98	67	6
Houston - Galleria	Houston	16,021	63	59%	59%	23	49%	25	112	—	14
Austin II	Austin	14,860	44	95%	95%	2	100%	22	68	—	5
San Antonio II	San Antonio	14,106	64	100%	100%	11	100%	41	117	—	12
Florence	Cincinnati	13,518	53	99%	99%	47	87%	40	140	—	9
Northern Virginia - Sterling VI	Northern Virginia	12,384	101	68%	100%	—	—%	—	101	—	21
Phoenix - Chandler IV	Phoenix	11,285	73	100%	100%	3	100%	27	103	—	12
Phoenix - Chandler V	Phoenix	11,162	72	100%	100%	1	95%	16	89	94	12
Cincinnati - Hamilton*	Cincinnati	10,803	47	74%	74%	1	100%	35	83	—	10
Northern Virginia - Sterling IV	Northern Virginia	10,349	81	100%	100%	7	100%	34	122	—	15
San Antonio IV	San Antonio	10,271	60	100%	100%	12	100%	27	99	—	12
London I**	London	8,527	25	100%	100%	12	56%	58	95	9	10
London II**	London	8,304	49	100%	100%	10	100%	93	151	4	15
London - Great Bridgewater**	London	6,274	10	94%	94%	—	—%	1	11	—	1
Houston - Houston West III	Houston	5,569	53	34%	34%	10	100%	32	95	209	6
Cincinnati - Mason	Cincinnati	5,374	34	100%	100%	26	98%	17	78	—	4
Stamford - Riverbend**	New York Metro	5,340	20	23%	23%	—	—%	8	28	—	2
Norwalk I**	New York Metro	4,378	13	99%	99%	4	61%	41	58	87	2
Chicago - Lombard	Chicago	2,427	14	62%	62%	4	100%	12	30	29	3
Stamford - Omega**	New York Metro	1,242	—	—%	—%	19	84%	4	22	—	—
Frankfurt II	Frankfurt	1,185	45	100%	100%	7	100%	72	123	10	25
Cincinnati - Blue Ash*	Cincinnati	657	6	36%	36%	7	100%	2	15	—	1
South Bend - Crescent*	Chicago	567	3	41%	41%	—	—%	5	9	11	1
Totowa - Commerce**	New York Metro	567	—	—%	—%	20	38%	6	26	—	—
Singapore - Inter Business Park**	Singapore	379	3	22%	22%	—	—%	—	3	—	1
South Bend - Monroe	Chicago	123	6	23%	23%	—	—%	6	13	4	1
Stabilized Properties - Total		$811,653	3,540	90%	92%	621	77%	2,148	6,309	1,241	669

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$811,653	3,540	90%	92%	621	77%	2,148	6,309	1,241	669

Pre-Stabilized Properties(b)
Dallas - Carrollton (DH #6)	Dallas	7,346	75	76%	76%	—	—%	21	96	—	6
Chicago - Aurora II (DH #1)	Chicago	2,107	77	29%	34%	45	—%	14	136	272	16
Dallas - Carrollton (DH #7)	Dallas	868	48	21%	21%	—	—%	—	48	—	6
Dallas - Allen (DH #1)	Dallas	—	79	—%	—%	—	—%	58	137	158	6
All Properties - Total		$821,975	3,819	85%	88%	666	72%	2,241	6,726	1,670	703

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2018, multiplied by 12. For the month of December 2018, customer reimbursements were $112.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2017 through December 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2018 was $829.6 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of December 31, 2018 divided by total CSF. Leases signed but that have not commenced billing as of December 31, 2018 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2018 divided by total Office & Other space. Leases signed but not commenced as of December 31, 2018 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of December 31, 2018
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Dallas - Allen	Dallas	1Q'19	—	25	21	—	46	—	$—	7-9	7-9
Northern Virginia - Sterling V	Northern Virginia	1Q'19	—	—	7	—	7	6.0	—	25-28	25-28
Phoenix - Chandler VII	Phoenix	1Q'19	—	—	—	269	269	—	15	44-50	59-65
Raleigh-Durham I	Raleigh-Durham	1Q'19	7	—	—	—	7	3.0	1	6-8	7-9
Dallas - Carrollton	Dallas	2Q'19	—	—	—	—	—	6.0	2	17-18	19-20
Northern Virginia - Sterling VI	Northern Virginia	2Q'19	171	35	52	—	258	36.0	43	95-119	138-162
Somerset II	New York Metro	2Q'19	9	—	—	—	9	—	—	4-6	4-6
London I	London	2Q'19	13	—	—	—	13	5.0	—	12-14	12-14
Northern Virginia - Sterling VII	Northern Virginia	3Q'19	—	—	—	93	93	—	—	33-37	33-37
Northern Virginia - Sterling VIII	Northern Virginia	3Q'19	122	4	25	—	151	30.0	24	142-159	166-183
Austin III	Austin	3Q'19	—	—	—	—	—	3.0	—	17-19	17-19
London II	London	3Q'19	32	—	—	—	32	13.0	—	30-34	30-34
Frankfurt II	Frankfurt	3Q'19	45	3	—	—	48	18.0	—	50-60	50-60
Amsterdam I	Amsterdam	4Q'19	39	28	40	194	301	6.0	1	65-76	66-77
Frankfurt III	Frankfurt	2Q'20	—	—	—	258	258	—	—	66-77	66-77
Total			439	96	144	814	1,492	126.0	$86	$ 613-714	$699-800

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.27. Frankfurt and Amsterdam development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.14.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of December 31, 2018. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(dollars in millions)	2018	2018	2018	2018	2018
Capital expenditures - investment in real estate	$142.8	$175.2	$304.8	$232.4	$855.2

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2018
(Unaudited)

	As of
Market	December 31, 2018
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	57
Houston	20
Northern Virginia	40
Phoenix	96
Quincy, Washington	48
Santa Clara	15
Total Available(a)	470
Book Value of Total Available	$176.4	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2018
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
4Q'18	482	41,000	6,768	$1,678	73
Prior 4Q Avg.	460	182,750	26,250	$3,126	85
3Q'18	500	114,000	15,118	$2,218	60
2Q'18	506	305,000	51,919	$5,453	143
1Q'18	439	226,000	29,364	$3,370	77
4Q'17	395	86,000	8,600	$1,463	61

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 4Q'17 and 1Q'18, and $0.1 million in 4Q'18.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2018
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 2Q'17 - 1Q'18, and $0.1 million in 1Q'17 and 4Q'18.

CyrusOne Inc.
Customer Sector Diversification(a)
As of December 31, 2018
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$156,064	19.0%	95.8
2	Information Technology	5	52,716	6.4%	67.6
3	Information Technology	10	44,325	5.4%	39.4
4	Information Technology	7	29,937	3.6%	32.8
5	Financial Services	1	19,097	2.3%	147.0
6	Research and Consulting Services	3	15,791	1.9%	25.1
7	Information Technology	4	15,585	1.9%	44.0
8	Healthcare	2	15,099	1.8%	108.0
9	Telecommunication Services	2	13,513	1.6%	31.0
10	Energy	1	12,610	1.5%	19.7
11	Information Technology	6	12,004	1.5%	23.0
12	Industrials	5	11,400	1.4%	9.5
13	Telecommunication Services	7	9,950	1.2%	22.1
14	Financial Services	2	9,506	1.2%	56.6
15	Consumer Staples	3	9,162	1.1%	25.7
16	Information Technology	2	7,994	1.0%	66.2
17	Telecommunication Services	1	7,823	1.0%	106.6
18	Information Technology	3	7,819	1.0%	109.8
19	Information Technology	2	7,187	0.9%	11.3
20	Financial Services	1	6,600	0.8%	17.0
			$464,182	56.5%	67.2

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2018, multiplied by 12. For the month of December 2018, customer reimbursements were $112.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2017 through December 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2018 was $829.6 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2018, which was approximately $822.0 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2018, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of December 31, 2018
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	672	68%	127	2%	$71,531	9%
1,000-2,499	119	12%	187	4%	43,709	5%
2,500-4,999	74	7%	264	5%	44,912	6%
5,000-9,999	45	5%	319	6%	52,946	6%
10,000+	82	8%	4,466	83%	608,877	74%
Total	992	100%	5,363	100%	$821,975	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of December 31, 2018. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2018, multiplied by 12. For the month of December 2018, customer reimbursements were $112.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2017 through December 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2018 was $829.6 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2018
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,363	20%
Month-to-Month	759	100	1%	$32,002	4%	$34,396	4%
2019	2,250	574	9%	107,469	13%	108,352	12%
2020	1,686	594	9%	104,107	13%	106,016	11%
2021	1,851	722	11%	127,330	15%	136,913	15%
2022	337	539	8%	77,359	9%	83,552	9%
2023	266	720	11%	86,821	11%	119,285	13%
2024	60	266	4%	39,767	5%	48,527	5%
2025	46	186	3%	29,672	4%	34,024	4%
2026	31	590	9%	86,809	10%	92,627	10%
2027	19	438	6%	66,807	8%	86,233	9%
2028	16	265	4%	29,576	4%	34,941	4%
2029 - Thereafter	13	369	5%	34,256	4%	41,324	4%
Total	7,334	6,726	100%	$821,975	100%	$926,190	100%

(a)
Leases that were auto-renewed prior to December 31, 2018 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the      footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2018, multiplied by 12. For the month of December 2018, customer reimbursements were $112.0 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2017 through December 31, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2018 was $829.6 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2018, multiplied by 12.